UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in Charter)

Connecticut	1-5224	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWP	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.07 Submission of Matters to a Vote of Security Holders

The Registrant’s Annual Meeting of Shareholders was held on April 17, 2020.

Proposal 1: The following Directors were elected at the meeting based on the following votes:

Nominee	For	Against	Abstain	Broker Non- Votes
Andrea J. Ayers	111,040,776	7,098,052	96,915	11,079,131
George W. Buckley	114,892,620	3,230,588	112,535	11,079,131
Patrick D. Campbell	110,703,461	7,428,266	104,016	11,079,131
Carlos M. Cardoso	114,965,405	3,160,214	110,124	11,079,131
Robert B. Coutts	114,907,163	3,223,002	105,578	11,079,131
Debra A. Crew	115,072,356	3,064,546	98,841	11,079,131
Michael D. Hankin	117,881,018	243,793	110,932	11,079,131
James M. Loree	117,814,836	311,029	109,878	11,079,131
Dmitri L. Stockton	114,545,851	3,585,500	104,392	11,079,131
Irving Tan	117,826,898	304,807	104,038	11,079,131

Proposal 2: The Shareholders approved, on an advisory basis, the compensation of the Registrant’s named executive officers based on the following votes:

For	Against	Abstain	Broker Non-Votes
112,292,429	5,681,291	262,023	11,079,131

Proposal 3: The Shareholders approved Ernst & Young LLP as the Registrant’s registered independent public accounting firm for the 2020 fiscal year based on the following votes:

For	Against	Abstain
121,832,554	7,363,096	119,224

Proposal 4: The Shareholders approved the non-binding shareholder proposal regarding action by written consent based on the following votes:

For	Against	Abstain	Broker Non- Votes
60,166,325	57,754,604	314,814	11,079,131

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC. (Registrant)

Date: April 21, 2020	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary